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                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT



                         Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) September 27, 1995



                              AMERICAN EXPRESS COMPANY
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             (Exact name of registrant as specified in its charter)



             New York                   1-7657         13-4922250
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     (State or other jurisdiction     (Commission       (IRS Employer
         of incorporation)            File Number)      Identification)


   American Express Tower, World Financial Center
   New York, New York                                         10285
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   (Address of principal executive offices)               (Zip Code)


   Registrant's telephone number,                      (212) 640-2000
   including area code                                 --------------


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    (Former name or former address, if changed since last report.)







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Item 5.  Other Events

           On September 27, 1995, American Express Company issued the following press release:

           NEW YORK, September 27, 1995 -- The following letter from Harvey Golub, Chairman and CEO, is being distributed publicly and to American Express employees today:

       "I am writing to let you know that Jeff Stiefler has resigned from his positions as President and member of the Board of Directors of American Express Company, effective at the end of the month. Jeff's resignation is based on his long-standing desire to work at a less intense pace and in an environment that allows him to spend more time with his family. He intends to relocate to California and plans to pursue business opportunities in that part of the country.

       "Jeff has been a strong leader in a variety of positions during his twelve years at American Express, most recently as President since June 1993. At the time of his appointment to this position, we were engaged in several critical tasks, including a massive effort to rebuild the TRS franchise, the strengthening of Lehman Brothers to the point where we would have the option of disposing of it under favorable circumstances, the re-establishment of our credibility with the financial community, and a continuing effort to build our IDS and American Express Bank businesses.

       "When I was named Chairman as well as CEO in mid-1993, it was clear I needed help in dealing with what was on my plate and the even larger job of redefining American Express' businesses and culture. Jeff provided me with continuous support in my day-to-day executive responsibilities during this period. He helped senior executives across the company rethink their businesses, identifying opportunities, reviewing alternatives and solving problems. He also led the development of several new businesses, including American Express Relationship Services, American Express Financial Services Direct, and our growing "workplace" business. I want to thank him for his many contributions on behalf of all of us at the company.

       "Fortunately, our situation today is not what we confronted two years ago and, more importantly, we now face our challenges with a very strong senior executive group. We have established an Office of the Chief Executive
(OCE), with Vice Chairmen Ken Chenault, Chuck Farr, Jon Linen and myself. This group is functioning in a highly cohesive way, providing effective leadership to the business units and resolving issues that cut across the businesses. I should add that Jeff played a key role in shaping the OCE, helping to define its responsibilities and establish its internal processes. The fact that it functions as smoothly as it does is in no small measure due to his efforts.

       "We have no plans to appoint a successor to Jeff as President or to expand the OCE beyond its current membership. Regarding Jeff's specific responsibilities, I have decided to allocate them in the following way: oversight responsibility for American Express Financial Advisors and American Express Bank will go to me, as will Technologies; American Express Relationship Services, to Jon Linen; our developing "workplace" business, to Chuck Farr; and companywide reengineering, to Ken Chenault. Jeff will be working with us for a short time to help assure a smooth transition.

       "I know you join me in wishing Jeff well as he pursues the next phase of his professional career."
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                                      SIGNATURE


       Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                AMERICAN EXPRESS COMPANY


                                By:    /s/ Stephen P. Norman
                                       ----------------------------
                                Name:  Stephen P. Norman
                                Title: Secretary



Dated:  September 28, 1995